                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                                   MESA INC.
                (Name of Registrant as Specified In Its Charter)

                                   MESA INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ]             $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6()(1), or
                 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]             $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[  ]             Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

     1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________


     2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

        ________________________________________________________________________


     4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________


     5) Total fee paid:

        ________________________________________________________________________
[x]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
           $125.00
        ________________________________________________________________________


     2) Form, Schedule or Registration Statement No.:
           Schedule 14A
        ________________________________________________________________________


     3) Filing Party:
           MESA Inc.
        ________________________________________________________________________


     4) Date Filed:
           April 29, 1996
        ________________________________________________________________________

                                  [MESA LOGO]

                                  June 4, 1996

Dear Stockholder:

        At 10 a.m. on Tuesday, June 25, 1996, MESA will conduct a special stockholders' meeting to vote on the issuance of $265 million in new equity, part of a comprehensive recapitalization plan recommended by a majority of MESA's Board of Directors.

        We have heard from a number of stockholders with questions about the major issues to be voted on at that meeting. On the reverse is a summary of those questions, along with our responses.

        We hope you find the information useful and informative, and that you will return the enclosed proxy card as quickly as possible.

                                        Sincerely,



                                        [BOONE PICKENS SIG]
                                        ------------------------------------
                                        Boone Pickens

                  SELECTED QUESTIONS AND ANSWERS ABOUT MESA'S
                     JUNE 25 SPECIAL STOCKHOLDERS' MEETING

1. WHAT AM I BEING ASKED TO VOTE UPON?
MESA is asking stockholders to approve the issuance of $265 million in new convertible preferred stock. The preferred stock sale is the focal point of a comprehensive recapitalization plan proposed by the company. A partnership controlled by Richard Rainwater has pledged to purchase $133 million of the shares in the proposed equity offering and to purchase any stock not acquired by MESA stockholders in a $132 million rights offering. MESA stockholders will be able to purchase the new stock at the same $2.26 per share price as the Rainwater group. The equity issuance is the cornerstone of MESA's recapitalization plan. If approved, MESA plans to repay debt with the proceeds and refinance the balance at lower interest rates.

In addition, MESA also is asking for stockholder approval of a 1-for-4 reverse stock split.

2. WHY IS THIS A GOOD DEAL FOR MESA AND FOR ME?
MESA's $1.2 billion debt restricts the growth potential of the company. Completion of the recapitalization program will improve MESA's financial condition by:

        1)      Reducing total debt by about $360 million
        2)      Reducing annual cash interest expense by about $75 million
        3)      Extending debt maturities
        4)      Resolving liquidity concerns

MESA's ability to compete in the oil and gas industry will improve because of increased cash flow available for exploration, development and acquisitions. Further, the recapitalization plan will enhance MESA's ability to attract capital. Such growth would benefit all shareholders.

3. I'M BEING ASKED TO VOTE ON THREE SEPARATE PROPOSALS. WHAT DOES EACH
ACCOMPLISH?
Proposals 1 and 2 are critical elements of the recapitalization plan and approval of both is required for the recapitalization to proceed. Approval of Proposal 1 authorizes MESA to issue and sell up to $265 million in new stock to the Rainwater partnership. Proposal 2 will enable MESA to amend its Articles of Incorporation to allow the new stock issue.

Proposal 3 is a 1-for-4 reverse stock split. The reverse stock split will increase the price of a share of common stock by decreasing the total number of shares outstanding. The reverse stock split will not change a holder's proportionate ownership interest in MESA. A higher share price should make MESA's stock more attractive to investors and brokers who generally avoid, or are not permitted to purchase, lower-priced stocks. The holdings of all stockholders (including the new preferred) would be adjusted for the split on the same 1-for-4 basis.

                THE MAJORITY OF MESA'S BOARD OF DIRECTORS URGES
                     STOCKHOLDERS TO VOTE FOR EACH PROPOSAL

(IF YOU HAVE ANY OTHER QUESTIONS, OR REQUIRE FURTHER ASSISTANCE, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW & CO., INC., AT 1-800-566-9061.)

PROXY                                                                      PROXY
                                   MESA INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                                  STOCKHOLDERS

                            TO BE HELD JUNE 25, 1996

The undersigned stockholder hereby appoints Stephen K. Gardner and William D. Ballew, jointly and severally, proxies, with full power of substitution, to vote, as specified below, all shares of MESA Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Fairmont Hotel, Dallas, Texas, at 10 a.m. on Tuesday, June 25th, 1996, or any adjournment or postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matters set forth below AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. This proxy revokes all prior proxies given by the undersigned.

                                           Please sign EXACTLY as name(s)
                                           appears hereon, and in signing as
                                           Attorney,
                                           Administrator, Guardian, Trustee or
                                           Corporate Officer, please add your
                                           title as such.

                                           Signature___________________________

                                           Title_______________________________

                                                    Date___________________1996

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 SET FORTH BELOW.

Proposal 1. Approve the issuance and sale of a minimum of approximately 58.8 million shares and a maximum of approximately 117.3 million shares of Series B 8% Cumulative Convertible Preferred Stock to DNR-MESA Holdings, L.P., on the terms and subject to the conditions set forth in the Stock Purchase Agreement dated April 26, 1996, between the Company and DNR-MESA Holdings, L.P.
  / /   FOR        / /   AGAINST        / /   ABSTAIN

Proposal 2. Approve an amendment to the Company's Amended and Restated Articles of Incorporation to (i) increase the authorized shares of Common Stock to 600 million, (ii) increase the authorized shares of Preferred Stock to 500 million and (iii) permit the taking of action by written consent of the holders of any series of Preferred Stock if and to the extent provided in the resolution of the Board of Directors establishing any such series.
  / /   FOR        / /   AGAINST        / /   ABSTAIN

Proposal 3. Approve an amendment of the Company's Amended and Restated Articles of Incorporation to (i) effect a one-for-four reverse stock split of the outstanding shares of Common Stock, (ii) reduce the authorized shares of Common Stock to 150 million and (iii) reduce the authorized shares of Preferred Stock to 125 million.
  / /   FOR        / /   AGAINST        / /   ABSTAIN

NONE OF THE PROPOSALS WILL BE IMPLEMENTED UNLESS BOTH PROPOSAL ONE AND PROPOSAL TWO ARE APPROVED. HOWEVER, THE IMPLEMENTATION OF PROPOSALS ONE AND TWO IS NOT CONDITIONED UPON THE APPROVAL OF PROPOSAL THREE . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL . THE INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.